Golden Queen Mining Company Ltd. shareholders approve the joint venture with Gauss LLC

VANCOUVER, Sept. 9, 2014 /CNW/ - Golden Queen Mining Co. Ltd. (TSX:GQM; OTCQX:GQMNF) ("Golden Queen" or the "Company") is pleased to announce the shareholders of Golden Queen have approved the joint venture with Gauss LLC (the "Joint Venture") at the special meeting of shareholders held today.

Shareholder Approval of Joint Venture:

At Golden Queen's special meeting of shareholders held on September 9, 2014, the Company's shareholders voted overwhelmingly in support of the resolution approving the Joint Venture with Gauss LLC. Of the 28,416,591 shares voted at the meeting, approximately 99.6% voted in favour of the resolution. The number of shares voted at the meeting and the voting results exclude any shares held by Clay family members having an interest in the transaction. Details of the voting results will be filed on SEDAR (www.sedar.com).

Lutz Klingmann, President and Chief Executive Officer of Golden Queen, stated, "We are excited to have received strong shareholder support for our joint venture with Gauss LLC to develop our Soledad Mountain Project. Our priority is to create a successful and prosperous future for our shareholders, employees and local communities."

Golden Queen anticipates that the transaction will close on or about September 15, 2014.

The Joint Venture:

The Company issued a news release on June 9th, 2014 announcing the proposed Joint Venture with Gauss LLC.

Gauss LLC is a joint venture owned 67.5% by Gauss Holdings LLC, an entity controlled by Leucadia National Corporation (NYSE:LUK), and 32.5% by Auvergne LLC, an entity controlled by certain members of the Clay family, a shareholder group which collectively owns approximately 27% of the issued and outstanding shares of Golden Queen. Gauss LLC will invest US$110 million in cash in exchange for a 50% joint venture interest in the Soledad Mountain Project.

An agreement has been prepared that provides the details of how the Joint Venture will be managed and the obligations of each of the parties in connection with further funding requirements.

Additional details on the Joint Venture are available on the Company's website at www.goldenqueen.com, on SEDAR at www.sedar.com and on Edgar at www.sec.gov.

About Golden Queen Mining Co. Ltd

The Company is developing a gold-silver, open pit, heap leach operation on its fully-permitted Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California. The Project will use conventional open pit mining methods and the cyanide heap leach and Merrill-Crowe processes to recover gold and silver from crushed, agglomerated ore.

Technical information in this news release was approved by H. Lutz Klingmann, President, and a Qualified Person as defined under NI 43-101.

The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this press release.

Caution With Respect To Forward-looking Statements: The information in this news release includes certain "forward-looking statements". All statements in this news release, other than statements of historical fact, including, without limitation, plans for and intentions with respect to construction and other development activities on the Project, future mining operations on the Project, the Joint Venture and other statements, estimates and plans, are forward-looking statements. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from statements in this news release regarding our intentions include the uncertainties involving the conclusion of the Joint Venture; risks of construction and mining such as accidents, equipment breakdowns, non-compliance with environmental and permit requirements, and other risks and uncertainties disclosed in the section entitled "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly report on Form 10-Q for the period ended June 30, 2014. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, should not to put undue reliance on forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made.

SOURCE Golden Queen Mining Co. Ltd.

For further information:

Lutz Klingmann, President & CEO, Telephone: (604) 921-7570, Email:
lklingmann@goldenqueen.com